                               CONTRACT SCHEDULE
                 GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER

 EFFECTIVE DATE:                        [May 15, 2008]

 GMDB RIDER CHARGE:                     [0.60%]

 LAST HIGHEST ANNIVERSARY DATE:         [Owner's (or oldest Joint Owner's or
                                        Annuitant's if
                                        owner is a non-natural person) [81/st
                                        /] birthday

 ANNUAL INCREASE
 ACCUMULATION RATE:                     [ %]

 LAST INCREASE DATE:                    [Contract Anniversary prior to the
                                        Owner's (or oldest Joint Owner's or
                                        Annuitant's if owner is a non-natural
                                        person) [91/st /] birthday]

 DOLLAR-FOR-DOLLAR
 WITHDRAWAL PERCENTAGE:                 [ %] to the Contract Anniversary
                                        prior to the Owner's (or oldest Joint
                                        Owner's or Annuitant's if the Owner
                                        is a non-natural person) 91/st
                                        /birthday and 0% thereafter.

 GMDB FIRST OPTIONAL STEP-UP DATE:      [1st Anniversary following the
                                        Effective Date]

 GMDB OPTIONAL STEP-UP WAITING PERIOD:  [1 year]

 MAXIMUM OPTIONAL STEP-UP AGE:          [80]

 MAXIMUM OPTIONAL STEP-UP CHARGE:       [1.50%]

 ALLOCATION, TRANSFER AND REBALANCING
   LIMITS:

 GMIB INVESTMENT DIVISIONS:             [EDCA
                                        BlackRock Money Market
                                        Cyclical Growth and Income ETF
                                        Portfolio
                                        MetLife Defensive Strategy Portfolio
                                        MetLife Moderate Strategy Portfolio
                                        Strategic Conservative Growth
                                        Portfolio
                                        Strategic Growth and Income Portfolio]

 PLATFORM 1 MINIMUM PERCENTAGE:         [20%]

 PLATFORM 1 INVESTMENT DIVISIONS:       [BlackRock Money Market Portfolio
                                        BlackRock Bond Income Portfolio
                                        PIMCO Total Return Portfolio
                                        PIMCO VIT Low Duration Portfolio]

 PLATFORM 2 MAXIMUM PERCENTAGE:         [80%]

 PLATFORM 2 INVESTMENT DIVISIONS:       [AIM V.I. International Growth Fund
                                        Capital Guardian U.S. Equity Portfolio
                                        Cyclical Growth and Income ETF
                                        Portfolio
                                        Cyclical Growth ETF Portfolio
                                        Davis Venture Value Portfolio
                                        Fidelity VIP Equity-Income Portfolio
                                        Jennison Growth Portfolio
                                        Julius Baer International Stock
                                        Portfolio

ML-EDB (4/08)

                                        Legg Mason Partners Aggressive Growth
                                        Portfolio
                                        Legg Mason Value Equity Portfolio
                                        Lord Abbett Bond Debenture Portfolio
                                        Lord Abbett Growth and Income
                                        Portfolio
                                        Met/AIM Capital Appreciation Portfolio
                                        MetLife Defensive Strategy Portfolio
                                        MetLife Moderate Strategy Portfolio
                                        MetLife Stock Index Portfolio
                                        MFS(R) Research International
                                        Portfolio
                                        Oppenheimer Capital Appreciation
                                        Portfolio
                                        PIMCO VIT High Yield Portfolio
                                        PIMCO VIT StocksPLUS(R) Growth and
                                        Income Portfolio
                                        Putnam VT Growth and Income Fund
                                        Strategic Conservative Growth
                                        Portfolio
                                        Strategic Growth and Income Portfolio
                                        Strategic Growth Portfolio
                                        T. Rowe Price Large Cap Growth
                                        Portfolio
                                        Templeton Foreign Securities Fund
                                        Van Kampen Comstock Portfolio
                                        Western Asset Management Strategic
                                        Bond Opportunities Portfolio]

 PLATFORM 3 MAXIMUM PERCENTAGE:         [10%]

 PLATFORM 3 INVESTMENT DIVISIONS:       [Lazard Mid Cap Portfolio
                                        Lord Abbett Mid Cap Value Portfolio
                                        Putnam VT Vista Fund
                                        T. Rowe Price Mid Cap Growth Portfolio
                                        Van Kampen Mid Cap Growth Portfolio]

 PLATFORM 4 MAXIMUM PERCENTAGE:         [10%]

 PLATFORM 4 INVESTMENT DIVISIONS:       [BlackRock Strategic Value Portfolio
                                        Clarion Global Real Estate Portfolio
                                        Franklin Templeton Small Cap Growth
                                        Portfolio
                                        Met/AIM Small Cap Growth Portfolio
                                        MFS(R) Emerging Markets Equity
                                        Portfolio
                                        T. Rowe Price Small Cap Growth
                                        Portfolio
                                        Third Avenue Small Cap Value
                                        Portfolio]

ML-EDB (4/08)